Exhibit 10.2

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This First Amendment to Revolving Credit and Security Agreement (the “First Amendment”), is made this 6th day of August, 2010 among AVENTINE RENEWABLE ENERGY HOLDINGS, INC., a Delaware corporation (“Holdings”), AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC, a Delaware limited liability company (“Aventine Renewable Aurora”), AVENTINE RENEWABLE ENERGY, INC., a Delaware corporation (“Aventine Renewable Inc.”), AVENTINE RENEWABLE ENERGY — MT VERNON, LLC, a Delaware limited liability company (“Aventine Renewable Mt. Vernon”), AVENTINE POWER, LLC, a Delaware limited liability company (“Aventine Power”), NEBRASKA ENERGY, L.L.C., a Kansas limited liability company (“Nebraska Energy” and together Holdings, Aventine Renewable Aurora, Aventine Renewable Inc., Aventine Renewable Mt. Vernon and Aventine Power, each a “Borrower” and jointly and severally, the “Borrowers”), the financial institutions which are now or which hereafter become a party hereto as “Lenders” (collectively, the “Lenders”), and PNC BANK, NATIONAL ASSOCIATION, as administrative agent and collateral agent for the Lenders (in each such capacity, “Agent”).

BACKGROUND

A.            On March 15, 2010, Borrowers, Lenders and Agent entered into, inter alia, that certain Revolving Credit and Security Agreement (as same has been or may hereafter be amended, modified, renewed, extended, restated or supplemented from time to time, the “Loan Agreement”) to reflect certain financing arrangements among the parties thereto.  The Loan Agreement and all other documents executed in connection therewith to the date hereof are collectively referred to as the “Existing Financing Agreements.”  All capitalized terms used not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement, as amended hereby.

B.            Holdings intends to enter into an Asset Purchase Agreement (the “Canton Purchase Agreement”) with New CIE Energy Opco, LLC, a Delaware limited liability company (the “Seller”), pursuant to which Seller shall sell, and Holdings shall purchase, substantially all of the assets of Seller (the “Acquired Assets”), on the terms and conditions set forth therein (such sale and purchase, the “Acquisition”); and

C.            Borrowers have requested and Agent and Lenders have agreed to: (i) consent to the Acquisition and (ii) modify certain terms and provisions of the Loan Agreement, in each case on the terms and subject to the conditions contained in this First Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.              Consent.

(a)           In reliance upon the documentation and information provided to Agent in connection with the Acquisition, including without limitation, the Canton Purchase Agreement, and notwithstanding anything to the contrary contained in the Loan Agreement, upon satisfaction of the conditions set forth in Section 4 below, Agent and Lenders hereby consent to the Acquisition.

(b)           This consent shall be effective only as to the Acquisition.  This consent shall not be deemed a consent to the breach by Borrowers of other covenants or agreements contained in any Existing Financing Agreement with respect to any other transaction or matter. Borrowers agree that the consent set forth in the preceding paragraph (a) shall be limited to the precise meaning of the words as written therein and shall not be deemed (i) to be a consent to, or any waiver or modification of, any other term or condition of any Existing Financing Agreement, or (ii) to prejudice any right or remedy that Agent or Lenders may now have or may in the future have under or in connection with any Existing Financing Agreement other than with respect to the matters for which the consent in the preceding paragraph (a) has been provided.  Other than as described in this Amendment, the consent described in the preceding paragraph (a) shall not alter, affect, release or prejudice in any way any of the Borrowers’ Obligations under the Existing Financing Agreements.  This consent shall not be construed as establishing a course of conduct on the part of Agent or Lenders upon which the Borrowers may rely at any time in the future. Borrowers expressly waive any right to assert any claim to such effect at any time.

Section 2.              Amendments to Loan Agreement.

(a)           Amended Definitions.   Upon the Effective Date (as defined below), Section 1.2 of the Loan Agreement shall be amended by deleting the definition of “Letter of Credit Sublimit” and restating such definition in its entirety as follows:

“Letter of Credit Sublimit” shall mean Seventeen Million Dollars ($17,000,000).

(b)           New Definitions. Upon the Effective Date, Section 1.2 of the Loan Agreement shall be amended by adding the following definitions:

“Canton Purchase Agreement” shall mean the Asset Purchase Agreement, including all exhibits and schedules thereto, dated as of August 6, 2010, by and between New CIE Energy Opco, LLC, a Delaware limited liability company, as seller, and Holdings, as buyer.

“First Amendment” shall mean that certain First Amendment to Revolving Credit and Security Agreement dated the First Amendment Date.

“First Amendment Date” shall mean August 6, 2010.

(c)           Covenant to Exercise Rights.  Upon the Effective Date, the following “Section 6.11” shall hereby be added to Article VI of the Loan Agreement:

6.11         Exercise of Rights.  In its commercially reasonable judgment, enforce all of its rights under the Canton Purchase Agreement and any documents or agreements executed in connection therewith, including, but not limited to, all indemnification rights and pursue all remedies available to such Borrower with diligence and in good faith in connection with the enforcement of any such rights.

(d)           Capital Expenditures.  Upon the Effective Date, Section 7.6 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

Capital Expenditures.  Contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount for all Borrowers in excess of: (a) $115,000,000 for the fiscal year ending December 31, 2010; (b) $10,000,000 for fiscal year ending December 31, 2011; (c) $20,000,000 for fiscal year ending December 31, 2012; and (d) $7,000,000 for fiscal year ending December 31, 2013 and each fiscal year thereafter.

(e)           Inventory Reporting.  Upon the Effective Date, Section 9.16 of the Loan Agreement shall be deleted in its entirety and replaced as follows:

Daily Inventory Reporting. Unless otherwise agreed to by Agent, in the event that Borrowers’ available unrestricted cash falls below $20,000,000 at any time, Borrowers shall deliver to Agent on a daily basis a report setting forth Borrowers’ in-transit Inventory in form and substance reasonably acceptable to Agent.

(f)            Amendment to Schedules. Upon the Effective Date, the Schedules to the Loan Agreement are hereby amended by deleting such Schedules in their entirety and substituting the respective Schedules attached hereto as Annex I in lieu therefor.

Section 3.              Security Interest.  As security for the payment of the Obligations, and satisfaction by Borrowers of all covenants and undertakings contained in the Loan Agreement, the Other Documents and the Existing Financing Agreements, each Borrower reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Agent for its benefit and the ratable benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located.

Section 4.              Conditions Precedent.  This First Amendment shall be effective on the date (such date, the “Effective Date”) when each of the following conditions precedent shall have occurred:

(a)           Agent shall have received this First Amendment, duly executed and delivered by an authorized officer of each of the Borrowers and the Lenders.

(b)           Agent shall have received, for the ratable benefit of Lenders, a non-refundable amendment fee in the amount of $35,000.00.

(c)           Agent shall have received and reviewed to its satisfaction full, complete, final and signed copies of the Canton Purchase Agreement (together with all exhibits and schedules thereto) and all other documents executed by any party to the Canton Purchase Agreement and delivered to the other party to the Canton Purchase Agreement in connection therewith, all in form and substance satisfactory to Agent in its reasonable discretion.  In addition, the Acquisition shall have been consummated in accordance with the terms of the Canton Purchase Agreement, as in effect on the Effective Date.

(d)           Since the Closing Date, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect.

(e)           Each of the representations and warranties made by each Borrower in or pursuant to the Loan Agreement, as amended hereby, and any Other Document, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Loan Agreement, as amended hereby, and any Other Document, shall be true and correct in all material respects on and as of such date.

(f)            No Event of Default or Default shall have occurred and be continuing on the Effective Date, or would exist on the Effective Date after giving effect to the transactions contemplated by this First Amendment (including, without limitation, the Acquisition).

(g)           No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or, to the knowledge of any Borrower, threatened against any Borrower or against the officers or directors of any Borrower (A) in connection with this First Amendment, the Loan Agreement, the Other Documents, the Canton Purchase Agreement or any of the transactions contemplated hereby or thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Borrower or the conduct of such Borrower’s business or inconsistent with the due consummation of the transactions contemplated by this First Amendment (including, without limitation, the Acquisition) shall have been issued by any Governmental Body.

Section 5.              Post Closing Conditions.

(a)           Within thirty (30) days after the First Amendment Date, Borrowers shall deliver to Agent a fully executed Access and Waiver Agreement, in form and substance satisfactory to Agent, relating to the premises leased under that certain Lease Agreement by and between Amerenenergy Resources Generating Company and Central Illinois Energy, L.L.C. (as predecessor to the Seller), dated as of August 11, 2005; provided however that failure to deliver any such Access and Waiver Agreement shall not be deemed to be an Event of Default hereunder; provided further that Borrowers acknowledge and agree that any Inventory located at any location for which an Access and Waiver Agreement has not been delivered to Agent shall not be included in the Formula Amount, unless Agent agrees to permit the inclusion of such Inventory in the Formula Amount subject to a rent reserve, to be determined by Agent in its reasonable discretion.

(b)           Borrowers shall deliver to Agent, no later than the close of business on August 10, 2010, evidence of (i) the payment in full of all outstanding obligations under that certain Credit and Security Agreement by and between Seller and Whitebox Hedged High Yield Partners, LP, dated as of November 5, 2008, as amended (the “Whitebox Credit Agreement”), (ii) the termination of the Whitebox Credit Agreement and (iii) the release of all related security interests and liens, if any, in the assets and properties of the Seller.

Section 6.              Confirmation of Indebtedness.  Borrowers confirm and acknowledge that as of the close of business on August 6, 2010, Borrowers were indebted to Agent and Lenders: (i) on account of Revolving Advances under the Loan Agreement in the aggregate principal amount of $0.00; and (ii) on account of undrawn Letters of Credit under the Loan

Agreement in the aggregate principal amount of $3,428,000.00, plus all fees, expenses and accrued but unpaid interest and in each case without any deduction, defense, setoff, claim or counterclaim, of any nature.

Section 7.              General Provisions.

(a)           Except as herein expressly amended, the Loan Agreement, the Other Documents and any other agreements, documents, instruments and certificates executed in connection therewith, are ratified and confirmed in all respects and shall remain in full force and effect in accordance with their respective terms.

(b)           From and after the Effective Date, all references in this First Amendment, the Loan Agreement and the Other Documents to “this Loan Agreement,” “the Loan Agreement”, “hereof,” “herein,” “therein” or similar terms, shall mean and refer to the Loan Agreement as has been amended and as further amended by this First Amendment.

(c)           This First Amendment shall be governed by and construed in accordance with the laws of the State of Illinois applied to contracts to be performed wholly within the State of Illinois.  Any judicial proceeding brought by or against any Borrower with respect to this First Amendment may be brought in any court of competent jurisdiction in the State of Illinois, United States of America, and, by execution and delivery of this First Amendment, each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this First Amendment.  Each Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 of the Loan Agreement and service so made shall be deemed completed after the same shall have been received by the Borrowing Agent, or at the Agent’s option, by service upon Borrowing Agent which each Borrower irrevocably appoints as such Borrower’s agent for the purpose of accepting service within the State of Illinois.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Borrower in the courts of any other jurisdiction.  Each Borrower waives any objection to jurisdiction and venue of any action instituted hereunder in any court of competent jurisdiction in the State of Illinois and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Borrower waives the right to remove any judicial proceeding brought against such Borrower in any state court to any federal court.  Any judicial proceeding by any Borrower against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this First Amendment or any related agreement, shall be brought only in a federal or state court located in the County of Cook, State of Illinois.

(d)           The Loan Agreement as amended hereby contains the entire understanding between each Borrower, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein or therein contained and hereinafter made shall have no force and effect unless in writing, signed by each Borrower’s, Agent’s and each Lender’s respective officers.  Neither this First Amendment nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Borrower acknowledges that it has been advised by counsel in connection with the execution of this First Amendment and is not relying upon oral representations or statements inconsistent with the terms and provisions of this First Amendment.

(e)           If any part of this First Amendment is contrary to, prohibited by, or deemed invalid under Applicable Laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

(f)            All costs and expenses, including reasonable attorneys’ fees and disbursements incurred by Agent on its behalf or on behalf of any Lender or by any Lender on its behalf or on behalf of Agent or any other Lender in connection with the negotiation, preparation and entering into of the this First Amendment may be charged to the Borrowers’ Account and shall be part of the Obligations.

(g)           The captions at various places in this First Amendment are intended for convenience only and do not constitute and shall not be interpreted as part of this First Amendment.

(h)           This First Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

(i)            The parties acknowledge that each party and its counsel have reviewed this First Amendment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this First Amendment or any amendments, schedules or exhibits thereto.

(j)            Nothing contained in this First Amendment shall be deemed to constitute a waiver of any Default or Event of Default, whether or not Agent or any Lender has knowledge thereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

PNC BANK, NATIONAL ASSOCIATION,
as Agent and a Lender

By:	/s/ Sherry Winick
Name:	Sherry Winick
Title:	Vice President

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

AVENTINE RENEWABLE ENERGY — AURORA WEST, LLC

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

AVENTINE RENEWABLE ENERGY, INC.

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

AVENTINE RENEWABLE ENERGY — MT VERNON, LLC

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

AVENTINE POWER, LLC

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

NEBRASKA ENERGY, L.L.C.

By:	/s/ Thomas Manuel
Name:	Thomas Manuel
Title:	CEO

ANNEX I

Schedules

(See Attached)